EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 09/14/07
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	1.01%	4.46%	2.82%
Class B Units	0.99%	4.43%	2.20%
* Subject to independent verification

      COMMENTARY FOR THE WEEK ENDED SEPTEMBER 14, 2007

Grant Park posted trading gains during the past week.  Positions in the currencies, energies and soft/agricultural commodities were responsible for the majority of profits.  Losses came solely from positions in the interest rate sector.

Long positions in the euro were profitable as the common currency reached record highs versus the U.S. dollar on speculation that the U.S. Federal Reserve will lower short-term interest rates when it meets this week.  The greenback fell to an all-time low of $1.3923 against the euro as investors reasoned that recent weak economic data, including a lower-than-expected rise in retail sales and a drop in August payrolls, would induce the U.S. central bank to ease monetary policy.  Long positions in the Canadian dollar also gained ground as the rally in crude oil spurred buying in currencies from oil producing economies.

Energy markets responded to OPEC’s decision to boost oil production by 500,000 barrels-per-day beginning in November by pushing crude prices to record highs.  Crude reached an all-time high of $80.36 per barrel before closing up $2.40 for the week at $79.10 per barrel as traders, commenting on tight oil supplies, suggested that OPEC’s decision would have little effect on an oil market that has seen production fall by an estimated 650,000 barrels-per-day in the 3rd quarter.

Long positions in the soft/agricultural commodities sector posted gains as grain prices finished the week in higher territory.  November soybeans rallied 49.5 cents, closing at $9.54 per bushel following a USDA report that suggested that the amount of acreage dedicated to soybeans could shrink as farmers convert more land to corn production.  Wheat prices also advanced on speculation by the USDA that global stockpiles could shrink to 30-year lows.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Lastly, long positions in the interest rate sector posted losses as prices for fixed income instruments fell by week’s end.  Analysts suggested that profit taking played a role in the sell-off as investors moved to cover long positions prior to this week’s announcement on U.S. monetary policy.  Long positions in the Ten-year note and Eurodollar contract sustained the largest losses.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com